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                                                                     EXHIBIT 1.1
                                                                  EXECUTION COPY

        3,400,000 6.75% Series A Convertible Cumulative Preferred Shares

                      CRESCENT REAL ESTATE EQUITIES COMPANY

                             UNDERWRITING AGREEMENT

                                 January 9, 2004

BEAR, STEARNS & CO. INC.
BB&T CAPITAL MARKETS
STIFEL, NICOLAUS & CO. INCORPORATED
  as Representatives of the
several Underwriters named in
Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179

Ladies/Gentlemen:

                  Crescent Real Estate Equities Company, a real estate investment trust organized and existing under the laws of Texas (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 3,400,000 of its 6.75% Series A Convertible Cumulative Preferred Shares of beneficial interest par value $.01 per share (the "Shares"). The Shares are more fully described in the Registration Statement referred to below. Bear, Stearns & Co. Inc. ("Bear Stearns") is acting as lead manager in connection with the offering and sale of the Shares (the "Offering").

                  As used herein, (i) the term "Subsidiary" means a corporation, limited liability company, partnership or other entity, a majority of the outstanding voting stock, partnership or membership interests or other similar interests, as the case may be, of which is owned or controlled, directly or indirectly through one or more intermediaries, or is otherwise controlled, directly or indirectly through one or more intermediaries, by the Company, Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), or by one or more other Subsidiaries of the Company or the Operating Partnership, and (ii) the term "Significant Subsidiary" means any Subsidiary meeting the conditions of Rule 1-02(w) of Regulation S-X under the Exchange Act.

                  1. Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership represent and warrant to, and agree with, each of the Underwriters as of the date hereof and as of the Closing Date (as defined in Section 2 below) that:

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                           (a) The Company has filed with the Securities and
Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-38071), and amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Shares which registration statement, as so amended, has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters. The registration statement, as amended at the time it became effective, including the exhibits and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or 434(d) under the rules and regulations promulgated under the Securities Act, is hereinafter referred to as the "Registration Statement." If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act or the Rules and Regulations increasing the size of the Offering by registering additional shares of Common Stock (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, became effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Shares have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. No stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and, to the knowledge of the Company and the Operating Partnership, no proceeding for that purpose has been initiated or threatened by the Commission. The Company, if required by the rules and regulations of the Commission (together, the "Rules and Regulations") or by the Securities Act, proposes to file the Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act ("Rule 424(b)"). The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the "Prospectus," except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter called a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include
(i) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is

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incorporated therein by reference and (ii) any such document so filed. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System.

                           (b) The Registration Statement and the Prospectus, at
the time the Registration Statement became effective and as of the date hereof, complied, and at the Closing Time will comply, in all material respects, with the requirements of the Securities Act and the Rules and Regulations; the Registration Statement, at the time the Registration Statement became effective and as of the date hereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof, does comply, and at the Closing Time will comply, in all material respects with the requirements of the Securities Act and the Rules and Regulations, and as of the date hereof does not, and as of the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with written information furnished to the Company through you specifically for inclusion in the Registration Statement or the Prospectus. No representation and warranty is made in this subsection
(b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you specifically for use therein. The parties acknowledge and agree that such information provided on or on behalf of any Underwriter consists solely of the material included in paragraphs 6, 9, 10 and 11 under the caption "Underwriting" in the Prospectus.

                           (c) No stop order suspending the effectiveness of the
Registration Statement or any part thereof has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission or by the state securities authority of any jurisdiction.

                           (d) To the knowledge of the Company and the Operating
Partnership, Ernst & Young LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries, are independent public accountants with respect to the Company and its consolidated subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

                           (e) The financial statements and the related notes
thereto included or incorporated by reference in the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and

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the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; the other financial information included or incorporated by reference in the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby except as otherwise noted therein or in the Prospectus. The pro forma and as adjusted financial information included in the Registration Statement and the Prospectus has been properly compiled, and prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Rules and Regulations and includes all adjustments necessary to present fairly the pro forma financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified.

                           (f) Since the respective dates as of which
information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, the Operating Partnership and the Subsidiaries, considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (B) no material casualty loss or material condemnation or other material adverse event with respect to any real property or improvements thereon owned or leased by any of the Company, the Operating Partnership or any of their Subsidiaries, including any property underlying indebtedness held by the Company (each individually a "Property" and collectively, the "Properties"), the Operating Partnership or any of their Subsidiaries, has occurred that is material to the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, (C) there have been no acquisitions or other transactions entered into by the Company, the Operating Partnership or any Subsidiary other than those in the ordinary course of business that are material with respect to such entities, considered as one enterprise, or would result in any inaccuracy in the representations contained in Section 1(a)(iv) above, (D) except for regular quarterly dividends or distributions on the common shares of beneficial interest, $0.01 par value per share of the Company ("Common Shares"), the preferred shares of beneficial interest, $0.01 par value per share of the Company ("Preferred Shares"), units of limited partnership interest of the Operating Partnership ("Units") and preferred units of limited partnership interest of the Operating Partnership ("Preferred Units"), there has been no dividend or distribution of any kind declared, paid or made by the Company, or by the Operating Partnership with respect to its partnership interests, and (E) there has been no change in the capital stock of the Company or its Subsidiaries or the partnership interests of the Operating Partnership, or any increase in the indebtedness of the Company, the Operating Partnership or the Subsidiaries that is material to such entities, considered as one enterprise.

                           (g) The Company has been duly formed as a real estate
investment trust under the laws of the State of Texas, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect. According to the County Clerk of Tarrant County, Texas, the Restated Declaration of Trust of the Company is recorded in Volume 12645, beginning at Page 1811, in the records of the County Clerk, and the Articles of Amendment to the Restated Declaration of

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Trust, as amended, is recorded in Volume 15194, beginning at Page 311, in the records of the County Clerk (together, the "Declaration of Trust").

                           (h) The Subsidiaries, including the Operating
Partnership, have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect. Except for subsidiaries omitted from
Exhibit 21.01 to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2002 (including any amendments thereto, the "Form 10-K") as permitted by the Exchange Act and the rules and regulations of the Commission thereunder, the only subsidiaries of the Company are those listed on such
Schedule 21.01, Crescent Finance Company and those entities listed on Schedule IV hereto, all of which were formed subsequent to March 28, 2003. The Subsidiaries listed in Schedule II to this Agreement are the only Significant Subsidiaries of the Company and the Operating Partnership. The Company and the Operating Partnership have full right, power and authority to execute and deliver this Agreement and, with respect to the Company only, the Shares, the Statement of Designation for the Shares (the "Statement of Designation") and this Agreement (collectively, the "Transaction Documents") and to perform their obligations hereunder and thereunder.

                           (i) The Third Amended and Restated Agreement of
Limited Partnership of the Operating Partnership, as amended (the "Partnership Agreement"), is a valid and binding agreement enforceable in accordance with its terms. At Closing Time (as hereinafter defined), Crescent Real Estate Equities, Ltd., a Delaware corporation ("CGP, Inc."), a wholly owned subsidiary of the Company, will be the sole general partner of the Operating Partnership and will be the holder of one percent (1%) of the interests in the Operating Partnership.

                           (j) Each of the partnership agreements, limited
liability company agreements, or other, similar instruments to which the Company or any of its Subsidiaries is a party has been duly authorized, executed and delivered by the parties thereto and constitutes the valid agreement thereof, enforceable in accordance with its terms. All of the issued and outstanding shares of capital stock of each of the corporate Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. All of the shares of capital stock or limited partnership or equity interests, as the case may be, of each of the Subsidiaries owned by the Company, the Operating Partnership or the Subsidiaries are free and clear of all liens, charges and encumbrances, except that (i) the stock of CRE Management I Corp. and CRE Management II Corp., the membership interests in Crescent Capital Funding L.L.C., G/C Waterside Associates, LLC, and Crescent Funding Interest, L.L.C. (each of which entities is an indirect owner of either Crescent Real Estate Funding I, L.P. or Crescent Real Estate Funding II, L.P.) have been pledged as collateral under the Fleet I and II Term Loan (as described in the Form 10-K), and (ii) the partnership interests in Crescent Spectrum Center, L.P. and Crescent Real Estate Funding X, L.P. are pledged as collateral under the Mezzanine portion of the Deutsche Bank -- CMBS Loan (as described in the Form 10-K).

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                           (k) The authorized, issued and outstanding beneficial
interests in the Company are as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to clauses (A) and (B) below); and all of such beneficial interests have been duly authorized, are validly issued, fully paid and non-assessable and have been offered and sold in compliance with all applicable laws (including, without limitation, federal securities laws). No shares of capital stock of the Company are reserved for any purpose except in connection with: (A) the incentive compensation plans of the Company as described in the Registration Statement, (B) the possible issuance of Common Shares upon the exchange of Units, including Units to be issued upon exercise of existing options to acquire Units, pursuant to the Partnership Agreement, (C) the possible issuance of Common Shares upon exercise of an existing option to acquire up to 217,530 Common Shares, (D) the possible issuance of up to 664,294 Common Shares upon the exchange of a portion of a partnership interest in Desert Mountain Properties Limited Partnership, for which sufficient Common Shares have been reserved for possible future issuance, and (E) the possible issuance of Common Shares upon conversion of the outstanding 6-3/4% Series A Cumulative Convertible Preferred Shares. Except for (A) Units, (B) Common Shares issuable upon the exercise of options for Common Shares, (C) Units issuable upon the exercise of options for Units and Common Shares issuable upon exchange of Units for Common Shares, (D) Common Shares issuable upon conversion of the outstanding 6-3/4% Series A Cumulative Convertible Preferred Shares and (E) up to 664,294 Common Shares upon the exchange of a portion of a partnership interest in Desert Mountain Properties Limited Partnership, there are no outstanding securities convertible into or exchangeable for any beneficial interests in the Company and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for such interests or any other securities of the Company.

                           (l) The Shares have been duly authorized for issuance
and sale to the Underwriters and, when issued and delivered by the Company pursuant to this Purchase Agreement, following filing with the County Clerk of Tarrant County, Texas of the Statement of Designation and against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable. The Shares will be offered and sold at Closing Time in compliance with all applicable laws (including, without limitation, federal securities laws). The terms of the Shares conform to all statements and descriptions related thereto contained in the Prospectus. The form of the certificates used to evidence the Shares are due and proper form and comply with all applicable legal requirements. The issuance of the Shares is not subject to any preemptive or other similar rights and, except as summarized in the Prospectus and set forth in the Declaration of Trust, the Statement of Designation or the Company's Second Amended and Restated Bylaws (the "Bylaws"), there are no restrictions on the voting or transfer of the Shares pursuant to the Company's Declaration of Trust, Statement of Designation or Bylaws or any agreement or other instrument.

                           (m) The authorized, issued and outstanding Units are
as set forth in the Registration Statement and Prospectus except to the extent of changes due to (A) the conversion of Units to Common Shares or (B) the exercise of existing options to acquire Units. All of the Units outstanding at Closing Time were duly authorized for issuance by the Operating Partnership and are validly issued and fully paid. The Units were offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws). Except as summarized in the Prospectus or set forth in the Partnership Agreement, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or

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transfer of, any Units pursuant to the Partnership Agreement or any other instrument. The terms of the Units conform to all statements and descriptions related thereto contained in the Prospectus.

                           (n) None of the Company, the Operating Partnership or
any of the Subsidiaries is (i) in violation of its charter, by-laws, partnership agreements, declarations of trust or similar organizational documents; (ii) in default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Operating Partnership or any of the Subsidiaries is a party or by which the Company, the Operating Partnership or any of the Subsidiaries is bound or to which any of the property or assets of the Company, the Operating Partnership or any of the Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

                           (o) The execution, delivery and performance by the
Company or the Operating Partnership of each of the Transaction Documents to which each is a party, the issuance and sale of the Shares and compliance by the Company and the Operating Partnership with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Operating Partnership or any of the Subsidiaries is a party or by which the Company, the Operating Partnership or any of the Subsidiaries is bound or to which any of the property or assets of the Company, the Operating Partnership or any of the Subsidiaries is subject,
(ii) result in any violation of the provisions of the charter, by-laws, partnership agreements, declarations of trust or similar organizational documents of the Company, the Operating Partnership or any of the Subsidiaries, except that any violation of the Preferred Shares Ownership Limit (as such term is defined in the Declaration of Trust) resulting from the issuance of the Shares to any person has been waived, or will be waived prior to the Closing Time, by the Company's Board of Trust Managers as permitted by and in accordance with the Declaration of Trust, or (iii) result in the violation of any law or statute or any judgment, order or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and
(iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

                           (p) Except as described in the Prospectus, there are
no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company, the Operating Partnership or any of the Subsidiaries is or may be a party or to which any property of the Company, the Operating Partnership or any of the Subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the

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knowledge of the Company and the Operating Partnership, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

                           (q) The Company qualified as a real estate investment
trust under the Internal Revenue Code of 1986, as amended (the "Code"), with respect to all of its taxable years commencing with the taxable year ended December 31, 1994 and is organized in conformity with the requirements for qualification as a real estate investment trust, and its manner of operation has enabled it to meet the requirements for qualification as a real estate investment trust as of the date of the Prospectus, and its current and proposed manner of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust for its current and future taxable years.

                           (r) None of the Company, the Operating Partnership
nor any of the Subsidiaries is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in Prospectus none of them will be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1940 Act").

                           (s) The Company, the Operating Partnership and each
of the Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company, the Operating Partnership and the Subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others.

                           (t) No consent, approval, authorization, order,
registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and the Operating Partnership of each of the Transaction Documents to which each is a party, the issuance and sale of the Shares and compliance by the Company and the Operating Partnership with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except as may be required under the Securities Act, the Rules and Regulations or state securities and real estate syndication laws.

                           (u) The Company, the Operating Partnership and each
of the Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Prospectus, none of the Company, the Operating Partnership nor any of the Subsidiaries has received notice of any revocation or modification of

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any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation or modification could not reasonably be expected to have a Material Adverse Effect.

                           (v) The documents incorporated or deemed to be
incorporated by reference in the Prospectus, at the time it was or hereafter is filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the Rules and Regulations, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, as of the date hereof or during the period between the date hereof, through and including the Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (w) No labor disturbance by or dispute with employees
of the Company, the Operating Partnership or any of the Subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened.

                           (x) Except as otherwise disclosed in the Prospectus,
(i) the Company, the Operating Partnership and each of the Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all Properties that are material to the respective businesses of the Company, the Operating Partnership and the Subsidiaries, except those that
(a) do not materially and adversely affect the value of such property and do not materially interfere with the use made and proposed to be made of such Property by the Company, the Operating Partnership and the Subsidiaries or (b) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (ii) all liens, pledges, security interests, claims, defects, imperfections of title or any other encumbrances of any kind or nature (collectively, "Liens") that are required to be disclosed in the Form 10-K are disclosed therein, (iii) neither the Company nor, to the knowledge of the Company, any other party to any lease relating to any Property is in default under any such lease and the Company is not aware of any event that, with the giving of notice or the passage of time, or both, would constitute a default under any such lease, except in each case such defaults that would not, individually or in the aggregate, have a Material Adverse Effect; (iv) each of the leases pursuant to which all or any portion of the Properties are demised is in full force and effect and, except as set forth in the Form 10-K, no tenant thereunder has a right of first refusal to purchase the premises demised thereunder, except in each case with such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect, (v) each of the Properties is in compliance with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations), except for such failures to comply that would not, individually or in the aggregate, have a Material Adverse Effect, (vii) the Company does not have any knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the real properties, except such proceedings or actions that would not, individually or in the aggregate, have a Material Adverse Effect, (viii) all Properties and buildings held under lease by the Company, the Operating Partnership or any of the Subsidiaries and described in the Form 10-K are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and

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do not interfere in any material respect with the use made and proposed to be made of such Property and buildings by the Company, the Operating Partnership or the Subsidiaries, as the case may be; (ix) all real property is free of material structural defects and all material building systems contained therein are in good working order subject to ordinary wear and tear, except in each case as could not reasonably be expected to have a Material Adverse Effect.

                           (y) Except as disclosed in the Prospectus, (A) each
Property, including, without limitation, the Environment (as defined below) associated with such Property, is free of any Hazardous Substance (as defined below), except for Hazardous Substances that would not have a Material Adverse Effect; (B) none of the Company, the Operating Partnership or any Subsidiary has caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property, and no condition exists on, in, under or, to the knowledge of the Company and the Operating Partnership, adjacent to any Property that is reasonably likely to result in the incurrence of material liabilities or any material violations of any Environmental Law (as defined below), give rise to the imposition of any Lien (as defined below) under any Environmental Law, or cause or constitute a health, safety or environmental hazard to any property, person or entity; (C) none of the Company, the Operating Partnership or any Subsidiary intends to use the properties or assets described in the Prospectus or any other real property for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with a Hazardous Substance, except for materials utilized in the ordinary course of business of the properties, provided such use would not, in the ordinary course of business, give rise to liability under any Environmental Law; (D) none of the Company, the Operating Partnership or any Subsidiary has received any notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on or originating from any Property; (E) none of the Company, the Operating Partnership or any Subsidiary has received any notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law; (F) no Property is included or, to the knowledge of the Company and the Operating Partnership, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and has not otherwise been identified by the EPA as a potential CERCLA removal, remedial or response site or included or, to the knowledge of the Company and the Operating Partnership, proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other Environmental Law and (G) there are no underground storage tanks located on or in any Property except where the presence thereof would not have a Material Adverse Effect.

         As used herein, "Hazardous Substance" shall include, without limitation, any hazardous substance, hazardous waste, toxic substance, pollutant, solid waste or similarly designated materials, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. section 172.101, as the same may now or hereafter be amended, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as the same may now or hereafter be amended); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. section 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. section 6901 et seq.), the Clean Air Act, as amended (42 U.S.C. section 7401 et seq.), the Clean Water Act, as amended (33 U.S.C. section 1251 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. section 2601 et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. section 651 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. section 1801 et seq.), and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of the environment or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

                           (z) The Company, the Operating Partnership and each
of the Subsidiaries have timely paid all federal, state, local and foreign taxes and timely filed all tax returns required to be paid or filed through the date hereof (except (i) for taxes being contested in good faith and reserved against to the extent required by generally accepted accounting principles and (ii) in any case in which the failure to so file would not, individually or in the aggregate, have a Material Adverse Effect); and except as otherwise disclosed in the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company, the Operating Partnership or any of the Subsidiaries or any of their respective properties or assets.

                           (aa) None of the Company, the Subsidiaries or the
Operating Partnership, nor any of their trust managers, directors, officers or controlling persons, has taken or will take, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act, or designed to cause or result under the Exchange Act or otherwise in, or which has constituted or which reasonably might be expected to constitute, the unlawful stabilization or manipulation of the price of any security of the Company or facilitation of the sale or resale of the Shares.

                           (bb) Title insurance in favor of the Company, the
Operating Partnership or any of the Subsidiaries is maintained with respect to each of the Properties owned by the Company, the Operating Partnership or such Subsidiary in an amount at least equal to the cost of acquisition of such Property, except, in each case where the failure to maintain such title insurance would not have a Material Adverse Effect. Title insurance in favor of the mortgagee is maintained in an amount equal to the maximum commitment of the related loan.

                           (cc) The Company, the Operating Partnership and each
of the Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption, covering risks and in amounts that are commercially reasonable for the assets and properties owned by them and that are consistent with the types and amounts of insurance typically maintained by present owners of similar types of properties; and none of the Company, the Operating Partnership nor any of the Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

                           (dd) The Company, the Operating Partnership and each
of the Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to books and records is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (ee) None of the Company, the Operating Partnership
nor any of the Subsidiaries nor, to the knowledge of the Company, any trust manager, director, officer, agent, employee or other person associated with or acting on behalf of the Company, the Operating Partnership or any of the Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity;
(ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                           (ff) On and immediately after the Closing Date, the
Company (after giving effect to the issuance of the Shares and the other transactions related thereto as described in the Prospectus) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company, and its consolidated Subsidiaries is not less than the total amount required to pay the liabilities of the Company and its consolidated subsidiaries on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Shares as contemplated by this Agreement and the Prospectus, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) none of the Company, the Operating Partnership nor any of the Subsidiaries is a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.

                           (gg) No forward-looking statement (within the meaning
of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

                           (hh) Nothing has come to the attention of the Company
that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

                           (ii) The Company has not prior to the date hereof
offered or sold any securities which would be "integrated" with the offer and sale of the Shares pursuant to the Registration Statement. Except as described in the Registration Statement and the Prospectus, the Company has not sold or issued any equity security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than (i) Common Shares issued upon exercise of options for Common Shares issued as incentive compensation, including Common Shares issued pursuant to the incentive compensation plans of the Company or (ii) Common Shares issued upon the exchange of Units.

                           (jj) No relationship, direct or indirect, exists
between or among any of the Company or any affiliate of the Company, on the one hand, and any trust manager, officer, shareholder holding of record or beneficially owning in excess of 5% of the outstanding common shares of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described.

                           (kk) The conditions for use of Form S-3, as set forth
in the General Instructions thereto, have been satisfied.

                  Any certificate signed by or on behalf of the Company and delivered to the Representatives or to counsel for the Underwriters' shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                  2.       Purchase, Sale and Delivery of the Shares.

                           (a) On the basis of the representations, warranties,
covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price per share of $21.98, the number of Shares set forth opposite the respective names of on Schedule I hereto together with any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

                           (b) The Company will deliver to Bear Stearns the
Shares in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC, against payment by the Underwriters of the purchase price therefor. Interests in any permanent global certificate will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Shares shall be made by the Underwriters in same day funds by wire transfer to an account at a bank acceptable to Bear Stearns drawn to the order of the Company at 10:00 A.M., New York time, on January 14, 2004, or at such other time not later than seven full business days thereafter as Bear Stearns and the Company determine, such time being herein referred to as the "Closing Date." For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Shares sold pursuant hereto.

                  3. Offering. Upon authorization of the release of the Shares by Bear Stearns, the Underwriters propose to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

                  4. Covenants of the Company and the Operating Partnership. The Company covenant and agree with the Underwriters that:

                           (a) The Registration Statement and any amendments
thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to Bear Stearns of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

                  The Company will notify you immediately (and, if requested by Bear Stearns, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the Company's intention to file or prepare any supplement, revision or amendment to the Registration Statement or the Prospectus, (iv) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, including but not limited to Rule 462(b) under the Securities Act, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, it being understood that the Company shall make every effort to avoid the issuance of any such stop order, (vi) of the receipt of any comments from the Commission, and (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. Prior to 10:00 A.M., New York time, on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered under the Securities Act, the Exchange Act or the Rules and Regulations in connection with the offer and sale of the Shares, the Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule
434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement to which Bear Stearns shall object in writing after being timely furnished in advance a copy thereof. The Company will provide Bear Stearns with copies of all such amendments, filings and other documents a sufficient time prior to any filing or other publication thereof to permit Bear Stearns a reasonable opportunity to review and comment thereon.

                           (b) The Company and the Operating Partnership shall
comply with the Securities Act and the Exchange Act to permit completion of the distribution as contemplated in this Agreement, the Registration Statement and the Prospectus. If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act or the Exchange Act in connection with the sales of Shares, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Securities Act, the Exchange Act or the Rules and Regulations it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement, or to file any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify you promptly and prepare and file with the Commission, subject to the second paragraph of Section 5(a) hereof, an appropriate amendment or supplement (in form and substance satisfactory to Bear Stearns) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

                           (c) Upon your request, the Company will promptly
deliver to each of you and Underwriters' Counsel a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company's files manually signed copies of such documents for at least five years after the date of filing. The Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as you may reasonably request. Prior to 10:00 A.M., New York time, on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered under the Securities Act, the Exchange Act or the Rules and Regulations, the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request.

                           (d) The Company consents to the use and delivery of
the Preliminary Prospectus by the Underwriters in accordance with Rule 430 and
Section 5(b) of the Securities Act.

                           (e) The Company will use its best efforts, in
cooperation with Bear Stearns, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions, domestic or foreign, as Bear Stearns may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

                           (f) The Company will make generally available to its
security holders and to the Underwriters as soon as practicable, but in any event not later than twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

                           (g) During the period of five years from the
effective date of the Registration Statement, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company, and will deliver to you (i) as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission).

                           (h) The Company will apply the net proceeds from the
sale of the Shares as set forth under the caption "Use of Proceeds" in the Prospectus.

                           (i) The Company will use its best efforts to list the
Shares, subject to notice of issuance, on the New York Stock Exchange (the "Exchange") and maintain the listing of the Shares on the Exchange.

                           (j) The Company, during the period when the
Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Rules and Regulations within the time periods required thereby.

                           (k) The Company and the Operating Partnership will
use their best efforts to do and perform all things required to be done or performed under this Agreement by the Company and the Operating Partnership prior to the Closing Date as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

                           (l) The Company will use its best efforts to continue
to meet the requirements to qualify as a "real estate investment trust" under the Code for each of its taxable years for so long as the Board of Trust Managers deems it in the best interests of the Company's shareholders to remain so qualified.

                           (m) Except for the authorization of actions permitted
to be taken by the Underwriters as contemplated herein or in the Prospectus, neither the Company nor the Operating Partnership will (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and (b) until the Closing Time, (i) sell, bid for or purchase the Shares or pay any person any compensation for soliciting purchases of the Shares or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                  5. Payment of Expenses. Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Securities Act and the Offering; (iii) the cost of producing this Agreement and any agreement among Underwriters, blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4(e) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any blue sky survey; (v) the filing fees incident to and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the Offering; (vi) all fees and expenses in connection with listing the Shares on the Exchange; (vii) all travel expenses of the Company's officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares; and (viii) any stock transfer taxes incurred in connection with this Agreement or the Offering. The Company also will pay or cause to be paid: (x) the cost of preparing stock certificates representing the Shares; (y) the cost and charges of any transfer agent or registrar for the Shares; and (z) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5. It is understood, however, that except as provided in this Section, and Sections 7, 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and stock transfer taxes on resale of any of the Shares by them.

                  6. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to each of the following additional conditions:

                           (a) The Registration Statement shall have become
effective and all necessary regulatory or stock exchange approvals shall have been received not later than 5:30 P.M., New York time, on the date of this Agreement or at such later time and date as shall have been consented to in writing by Bear Stearns; if the Company shall have elected to rely upon Rule 430A or Rule 434 under the Securities Act, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof and a form of the Prospectus containing information relating to the description of the Shares and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

                           (b) At the Closing Date you shall have received the
favorable written opinions of Shaw Pittman LLP, counsel for the Company, dated the Closing Date addressed to the Underwriters in the forms attached hereto as Annexes I and II.

                           (c) All proceedings taken in connection with the sale
of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to Bear Stearns and to Underwriters' Counsel, and the Underwriters shall have received from Underwriters' Counsel a favorable written opinion, dated as of the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as Bear Stearns may require, and the Company shall have furnished to Underwriters' Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                           (d) At the Closing Date you shall have received a
certificate of the Chief Executive Officer or President and Chief Operating Officer, and Chief Financial Officer of each of the Company and CGP, Inc., on behalf of the Operating Partnership, dated the Closing Date to the effect that
(i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date all agreements, conditions and obligations of each of the Company and the Operating Partnership to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) the Company, the Operating Partnership and the Subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and (vi) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (x) the business, condition (financial or otherwise), results of operations, stockholders' equity, properties, affairs or prospects of the Company, the Operating Partnership and the Subsidiaries, taken as a whole; (y) the long-term debt or capital stock of the Company, the Operating Partnership or any of its Subsidiaries; or (z) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus.

                           (e) At the time this Agreement is executed and at the
Closing Date, you shall have received a comfort letter, from Ernst & Young LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters' Counsel.

                           (f) At the time this Agreement is executed and at the
Closing Date, if Ernst & Young LLP is unable to deliver either of such comfort letters, respectively, you shall have received a certificate of the Chief Financial Officer of the Company dated, respectively, as of the date of this Agreement and/or as of the Closing Date addressed to the Underwriters substantially in the form attached hereto as Annex III.

                           (g) Since the respective dates as of which
information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, stockholders' equity, properties, affairs or prospects of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, including but not limited to the occurrence of any fire, flood, explosion or other calamity at any of the properties owned or leased by the Company or any of its Subsidiaries, the effect of which, in any such case described above, is, in the judgment of Bear Stearns, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

                           (h) At the Closing Date, the Shares shall have been
approved for listing upon notice of issuance on the Exchange.

                           (i) The Company shall have furnished the Underwriters
and Underwriters' Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

                           (i) At or before the Closing Time, the Company shall
have filed the Statement of Designations with the

County Clerk of Tarrant County, Texas.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be satisfactory in form and substance to Bear Stearns and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by Bear Stearns at, or at any time prior to, the

Closing Date. Notice of such termination shall be given to the Company in writing, or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

                  7.       Indemnification.

                           (a) The Company and the Operating Partnership shall
indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company and the Operating Partnership will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through Bear Stearns expressly for use therein. The parties agree that such information provided by or on behalf of any Underwriter through Bear Stearns consists solely of the material referred to in the last sentence of Section 1 (b) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement.

                           (b) Each Underwriter, severally and not jointly,
shall indemnify and hold harmless the Company, the Operating Partnership, each of the trust managers of the Company, the sole director of the general partner of the Operating Partnership, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through Bear Stearns specifically for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including but not limited to other liability under this Agreement. The parties agree that such information provided by or on behalf of any Underwriter through Bear Stearns consists solely of the material referred to in the last sentence of Section 1
(b) hereof.

                           (c) Promptly after receipt by an indemnified party
under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 7 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action,
(iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this
Section 7 or Section 8 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment
(i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and
(ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

                  8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company or the Operating Partnership and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company or the Operating Partnership any contribution received by the Company or the Operating Partnership from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and trust managers of the Company) as incurred to which the Company or the Operating Partnership and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the Offering or, if such allocation is not permitted by applicable law, in such proportion as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Operating Partnership and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8,
(i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each trust manager of the Company shall have the same rights to contribution as the Company and the Operating Partnership, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. The obligations of the Underwriters to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares to be purchased by each of the Underwriters hereunder and not joint.

                  9.       Default by an Underwriter.

                           (a) If any Underwriter or Underwriters shall default
in its or their obligation to purchase Shares hereunder, and if the Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by Bear Stearns pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Shares, the Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Shares set forth opposite the names of the non-defaulting Underwriters.

                           (b) In the event that such default relates to more
than 10% of the Shares, Bear Stearns may in its discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Shares to which such default relates on the terms contained herein. In the event that within five calendar days after such a default Bear Stearns does not arrange for the purchase of the Shares to which such default relates as provided in this Section 9, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

                           (c) In the event that the Shares to which the default
relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, Bear Stearns or the Company shall have the right to postpone the Closing Date for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the

Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Shares.

                  10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters the Company and the Operating Partnership contained in this Agreement or in certificates of officers of the Company or any Subsidiary submitted pursuant hereto, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in
Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company or the Operating Partnership, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8, 10 and 11(d) hereof shall survive any termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

                  11.      Effective Date of Agreement; Termination.

                           (a) This Agreement shall become effective upon the
execution of this Agreement. If either the public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York City time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by Bear Stearns notifying the Company. Notwithstanding any termination of this Agreement, the provisions of this Section 11 and of Sections 1, 5, 7, 8 and 12 through 17, inclusive, shall be in full force and effect at all times after the execution hereof.

                           (b) Bear Stearns shall have the right to terminate
this Agreement at any time prior to the Closing Date if (A) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of Bear Stearns will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (B) if trading on the Exchange or The NASDAQ National Market (the "NASDAQ") shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Exchange or the NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or
(C) if a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (D) any downgrading shall have occurred in the Company's or the Operating Partnership's corporate credit rating or the rating accorded the Company's or the Operating Partnership's debt securities or preferred stock by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's or the Operating Partnership's debt securities; or (E) (i) if there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or
(ii) if there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in
(i) or (ii), in the judgment of Bear Stearns, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus.

                           (c) Any notice of termination pursuant to this
Section 11 shall be in writing.

                           (d) If this Agreement shall be terminated pursuant to
any of the provisions hereof (other than pursuant to (i) notification by Bear Stearns as provided in Section 11(a) hereof or (ii) Section 9(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by Bear Stearns, reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

                  12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

                           (a) if sent to any Underwriter, shall be mailed,
delivered, or faxed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention:
Debt Capital Markets, with a copy to Underwriter's Counsel at Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York, 10019, Attention: Yaacov
M. Gross;

                           (b) if sent to the Company or the Operating
Partnership, shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel at the addresses set forth in the Registration Statement, Attention: John C. Goff, Chief Executive Officer;

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to Bear Stearns, which address will be supplied to any other party hereto by Bear Stearns upon request. Any such notices and other communications shall take effect at the time of receipt thereof.

                  13. Parties. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

                  14. Governing Law and Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Company and the Operating Partnership irrevocably (a) submit to the jurisdiction of any court of the State of New York or the United State District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each, a "Proceeding"), (b) agree that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waive, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agree not to commence any Proceeding other than in such courts, and (e) waive, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY AND THE OPERATING PARTNERSHIP (ON BEHALF OF THEMSELVES AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF THEIR RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

                  15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

                  16. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  17. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

                            [signature page follows]

                  If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                           Very truly yours,

                                           CRESCENT REAL ESTATE EQUITIES COMPANY

                                           By: /s/ Jane E. Mody
                                               ---------------------------------
                                               Name:  Jane E. Mody
                                               Title: Executive Vice President,
                                                      Capital Markets

                                           CRESCENT REAL ESTATE EQUITIES LIMITED
                                               PARTNERSHIP

                                           By: Crescent Real Estate Equities,
                                               Ltd., its General Partner

                                           By: /s/ Jane E. Mody
                                               ---------------------------------
                                               Name:  Jane E. Mody
                                               Title: Executive Vice President,
                                                      Capital Markets

Accepted as of the date first above written

BEAR, STEARNS & CO. INC.

By: /s/ Chris O'Connor
    -----------------------------
    Name:  Chris O' Connor
    Title: Managing Director

On behalf of itself and the other Underwriters named in Schedule I hereto.

                                   SCHEDULE I

                                                      Total Number of
Name of Underwriter                               Shares to be Purchased
-------------------                               ----------------------
Bear, Stearns & Co. Inc.                                 2,550,000

BB&T Capital Markets, a division of Scott &
Stringfellow, Inc.                                         425,000

Stifel, Nicolaus & Co., Incorporated                       425,000

                             Total.............          3,400,000
                                                         ==========
                                                         ==========

                                  SCHEDULE II

                            SIGNIFICANT SUBSIDIARIES

Name                                                Jurisdiction of Organization
----                                                ----------------------------
CRE Management I Corp.                              Delaware
CRE Management II Corp.                             Delaware
CRE Management III Corp.                            Delaware
Crescent TRS Holding Corp.                          Delaware
CRE Management VIII, LLC                            Delaware
CRE Management IX, LLC                              Delaware
CRE Management X, LLC                               Delaware
Crescent Real Estate Equities Limited Partnership   Delaware
Crescent Real Estate Equities, Ltd.                 Delaware
Crescent Real Estate Funding I, L.P.                Delaware
Crescent Real Estate Funding II, L.P.               Delaware
Crescent Real Estate Funding III, L.P.              Delaware
Crescent Real Estate Funding VIII, L.P.             Delaware
Crescent Real Estate Funding X, L.P.                Delaware

                                                                        ANNEX IV

                SUBSIDIARIES FORMED SUBSEQUENT TO MARCH 28, 2003

CREF XII Parent GP, LLC

CREF XIII Parent, L.P.

CREF XII Holdings GP, LLC

CREF XII Holdings, L.P.

CRE Management XII, LLC

Crescent Real Estate Funding XII, L.P.